Exhibit 99.1

RLJ ENTERTAINMENT REPORTS FINANCIAL RESULTS FOR THE

QUARTER ENDED JUNE 30, 2016

SILVER SPRING, MD – August 15, 2016 – RLJ Entertainment Inc., (“RLJ Entertainment,” “RLJE” or “the Company”) (NASDAQ: RLJE), today announced financial results for the quarter ended June 30, 2016.

Highlights

Highlights and significant events for the three months ended June 30, 2016 and 2015 are as follows:

•	The Acorn TV paid subscriber base increased 111.9% from 151,000 as of June 30, 2015, to 320,000 as of June 30, 2016.
•

Revenues from our Direct-to-Consumer segment, which primarily consists of our proprietary SVOD channels, increased 88.8% to $4.1 million. After costs of sales and operating expenses, our Direct-to-Consumer segment contributed $1.1 million of income from continuing operations for the current period compared to a loss from continuing operations of $0.4 million for the same period last year.

•

Total revenues declined 20.9% to $15.8 million.  The decrease was driven by a decrease in our Wholesale revenues resulting from us having fewer releases.  Despite lower revenues, gross profit increased by 39.8% to $4.8 million.

•

Gross margin increased to 30.2% compared to 17.1% during the same period last year.  This improvement in gross margin is primarily attributable to the growth of our proprietary SVOD channels, which deliver a higher profit margin.

•

Our loss from continuing operations improved by $0.9 million to $2.8 million primarily due to our improved gross margin offset by a $0.4 million increase in stock-based compensation. Our net loss improved by $0.4 million to $0.2 million.

•	Adjusted EBITDA declined by $1.5 million to a loss of $1.3 million. The decline is due to relatively higher investments in content during a period of lower revenues and lower content amortization.

Highlights and significant events for the six months ended June 30, 2016 and 2015 are as follows:

•

Revenues from our Direct-to-Consumer segment, which primarily consists of our proprietary SVOD channels, increased 79.0% to $7.6 million. After costs of sales and operating expenses, our Direct-to-Consumer segment contributed $2.0 million of income from continuing operations for the current period compared to a loss from continuing operations of $1.1 million for the same period last year.

•

Total revenues declined 17.2% to $33.5 million. The decrease was driven by a decrease in our Wholesale revenues resulting from us having fewer releases. Despite lower revenues, gross profit increased by 44.4% to $9.9 million.

•

Gross margin increased to 29.4% compared to 16.9% during the same period last year. This improvement in gross margin is primarily attributable to the growth of our proprietary SVOD channels, which deliver a higher profit margin.

•

Selling, general and administrative expenses (or SG&A) decreased by 6.8%, which is primarily attributable to a $1.4 million decrease in selling expenses. This decrease is due to lower revenues and lower theatrical-release expenses.

•

Our loss from continuing operations improved by $4.1 million due to our improved gross margin and lower selling expenses. Our net loss increased by $2.5 million primarily due to the change in fair value of stock warrants and other derivatives.

•

Adjusted EBITDA declined by $2.3 million to a loss of $3.8 million. The decline is due to relatively higher cash investments in content during a period of lower revenues and lower content amortization.

•	Cash flows from operations improved by $11.0 million, to a $2.1 million source of cash for the six months ended June 30, 2016 compared to a use of cash of $9.0 million for the same period last year.

Robert L. Johnson, Chairman of RLJ Entertainment stated, "I am excited about the continued growth of RLJ Entertainment’s proprietary streaming channels which have become a significant and strategic part of our business model. Through the acquisition of exclusive and high-quality content, we are pleased with the growth in our streaming channels Acorn TV and UMC.  While improving our margins remains a priority for management, we are focused on continuing to increase our content acquisitions for the business.”

Miguel Penella, Chief Executive Officer of RLJ Entertainment, added “We completed our plan to exit the direct-to-consumer catalog business having recently entered into a licensing agreement with Universal Screen Arts to administer the Acorn U.S. catalog and e-commerce business.  We continue to prioritize our strategic initiative to expand distribution opportunities for our proprietary SVOD channels and focus on acquiring specially curated feature films and British series to enhance our viewer’s experience.”

Nazir Rostom, Chief Financial Officer of RLJ Entertainment stated, “We are keenly focused on increasing our proprietary SVOD subscriber base and improving gross margins.  While there was a decline in the company’s overall total revenue (driven by fewer releases and exiting our direct-to-consumer business), our gross margin increased to 29.4% compared to 16.9% during the same period last year.  The increase in profit margin is primarily due to the higher revenues from our proprietary SVOD channels.  Our plans for the second half of the year include looking at various avenues to increase our liquidity position, reduce our cost of capital and improve our operating efficiency, all of which will result in maximizing shareholder’s value.”

RLJ Entertainment, Inc. (NASDAQ: RLJE) is an entertainment content distribution company in primarily North America, the United Kingdom, and Australia. RLJE’s titles are distributed in multiple formats including broadcast television (including satellite and cable), theatrical and non-theatrical, DVD, Blu-Ray, digital download, and digital streaming.

With its popular OTT branded channels, Acorn TV (British TV) and UMC (Urban Movie Channel), RLJE targets distinct, premium audiences and Urban niche audiences. The company grows its proprietary digital channels through development, acquisition, and distribution of exclusive rights of program franchises and feature film content.

Through Acorn Media Enterprises, its UK development arm, RLJE owns all rights to the hit UK mystery series Foyle’s War and is developing new programs. RLJE owns 64% of Agatha Christie Limited, which manages the intellectual property and publishing rights to some of the greatest works of mystery fiction, including stories of the iconic sleuths Miss Marple and Poirot. Through its proprietary e-commerce web sites for the Acorn brand in North America and the UK, the Company also has direct contacts and billing relationships with millions of consumers.

For more information, please visit RLJEntertainment.com, Acorn.TV, and UrbanMovieChannel.com.

Forward Looking Statements

This press release may include “forward looking statements” within the meaning of the “safe harbor” provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Other than statements of historical fact, all statements made in this press release are forward-looking, including, but not limited to, statements regarding industry prospects, future results of operations or financial position, and statements of our intent, belief and current expectations about our strategic direction, prospective and future results and condition.  In some cases, forward-looking statements may be identified by words such as “will,” “should,” “could,” “may,” “might,” “expect,” “plan,” “possible,” “potential,” “predict,” “anticipate,” “believe,” “estimate,” “continue,” “future,” “intend,” “project” or similar words.

Forward-looking statements involve risks and uncertainties that are inherently difficult to predict, which could cause actual outcomes and results to differ materially from our expectations, forecasts and assumptions.  Factors that might cause such differences include, but are not limited to:

•	Our financial performance, including our ability to achieve improved results from operations, and Adjusted EBITDA;
•	The effects of limited cash liquidity on operational performance;
•	Our obligations under the credit agreement, including our principal repayment obligations;
•	Our ability to satisfy financial ratios;
•	Our ability to generate sufficient cash flows from operating activities;
•	Our ability to raise additional capital to reduce debt, improve liquidity and fund capital requirements;
•	Our ability to fund planned capital expenditures and development efforts;

•	Our inability to gauge and predict the commercial success of our programming;
•

Our ability to maintain relationships with customers, employees and suppliers, including our ability to enter into revised payment plans, when necessary, with our vendors that are acceptable to all parties;

•	Delays in the release of new titles or other content;
•	The effects of disruptions in our supply chain;
•	The loss of key personnel;
•	Our public securities’ limited liquidity and trading; or
•	Our ability to meet the NASDAQ Capital Market continuing listing standards and maintain our listing.

You should carefully consider and evaluate all of the information in this press release, including the risk factors listed above and in our Form 10-K filed with the Securities Exchange Commission (or SEC), including “Item 1A.  Risk Factors.”  If any of these risks occur, our business, results of operations, and financial condition could be harmed, the price of our common stock could decline and you may lose all or part of your investment, and future events and circumstances could differ significantly from those anticipated in the forward-looking statements contained in this press release.  Unless otherwise required by law, we undertake no obligation to release publicly any updates or revisions to any such forward-looking statements that may reflect events or circumstances occurring after the date of this press release.

Readers are referred to the most recent reports filed with the SEC by RLJ Entertainment. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Traci Otey Blunt, 301-830-6204

RLJ Entertainment, Inc.

ir@rljentertainment.com

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RLJ ENTERTAINMENT, INC.

Consolidated Balance Sheets

(Unaudited)

As of June 30, 2016 and December 31, 2015

	June 30,	December 31,
(In thousands, except share data)	2016	2015
ASSETS
Cash	$4,457	$4,530
Accounts receivable, net	11,180	23,886
Inventories, net	7,029	8,325
Investments in content, net	59,213	60,407
Prepaid expenses and other assets	639	833
Property, equipment and improvements, net	1,686	1,815
Equity investment in affiliate	17,484	20,098
Other intangible assets, net	9,005	9,233
Goodwill	14,631	14,631
Assets of discontinued operations	2,397	6,870
Total assets	$127,721	$150,628
LIABILITIES AND SHAREHOLDERS' DEFICIT
Accounts payable and accrued liabilities	$13,956	$16,370
Accrued royalties and distribution fees	48,859	51,552
Deferred revenue	1,616	1,203
Debt, net of discounts and debt issuance costs	61,054	61,250
Deferred tax liability	1,839	1,839
Stock warrant and other derivative liabilities	12,861	10,678
Liabilities of discontinued operations	2,331	7,560
Total liabilities	142,516	150,452
Redeemable convertible preferred stock, $0.001 par value, 1,000,000 shares authorized; 31,046 shares issued and outstanding at June 30, 2016 and December 31, 2015; liquidation preference of $33,940 at June 30, 2016 and $32,617 at December 31, 2015	23,636	21,346
Shareholders' Deficit:
Common stock, $0.001 par value, 250,000,000 shares authorized, 4,717,324 shares issued and 4,711,091 shares outstanding at June 30, 2016; and 4,717,324 shares issued and outstanding at December 31, 2015	5	5
Additional paid-in capital	83,747	85,400
Accumulated deficit	(119,163)	(105,514)
Accumulated other comprehensive loss	(3,020)	(1,061)
Treasury shares, at cost, 6,233 shares at June 30, 2016 and zero at December 31, 2015	—	—
Total shareholders' deficit	(38,431)	(21,170)
Total liabilities and shareholders' deficit	$127,721	$150,628

RLJ ENTERTAINMENT, INC.

Consolidated Statements of Operations

(Unaudited)

Three and Six Months Ended June 30, 2016 and 2015

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except share data)	2016	2015	2016	2015
Revenues	$15,790	$19,953	$33,531	$40,491
Cost of sales
Content amortization and royalties	6,725	11,646	15,070	23,364
Manufacturing and fulfillment	4,298	4,898	8,606	10,301
Total cost of sales	11,023	16,544	23,676	33,665
Gross profit	4,767	3,409	9,855	6,826

Selling expenses	2,222	2,219	4,346	5,770
General and administrative expenses	4,650	4,076	9,495	9,144
Depreciation and amortization	645	763	1,269	1,304
Total operating expenses	7,517	7,058	15,110	16,218
LOSS FROM CONTINUING OPERATIONS	(2,750)	(3,649)	(5,255)	(9,392)

Equity earnings of affiliate	709	438	1,208	688
Interest expense, net	(2,190)	(2,581)	(4,395)	(5,524)
Change in fair value of stock warrants and other derivatives	5,993	7,140	(2,184)	7,637
Other income (expense)	(757)	161	(730)	(615)
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE PROVISION FOR INCOME TAXES	1,005	1,509	(11,356)	(7,206)
Provision for income taxes	—	(264)	(41)	(582)
INCOME (LOSS) FROM CONTINUING OPERATIONS	1,005	1,245	(11,397)	(7,788)
LOSS FROM DISCONTINUED OPERATIONS, NET OF INCOME TAXES	(1,179)	(1,791)	(2,252)	(3,388)
NET LOSS	$(174)	$(546)	$(13,649)	$(11,176)

RLJ ENTERTAINMENT, INC.

UNAUDITED Adjusted EBITDA

Three and Six Months Ended June 30, 2016 and 2015

We define “Adjusted EBITDA” as earnings before income tax, depreciation, amortization, adjusted for cash investment in content, interest expense, loss on extinguishment of debt, goodwill impairments, severance costs, costs to modify debt, change in fair value of stock, warrants and other derivatives, stock-based compensation, basis-difference amortization in equity earnings of affiliate, non-cash foreign currency exchange loss (gain) and loss from discontinued operations.   Management believes Adjusted EBITDA to be a meaningful indicator of our performance that provides useful information to investors regarding our financial condition and results of operations because it removes material non-cash items that allows investors to analyze the operating performance of the business using the same metric management uses.  The exclusion of non-cash items better reflects our ability to make investments in the business and meet obligations.  Presentation of Adjusted EBITDA is a non-GAAP financial measure commonly used in the entertainment industry and by financial analysts and others who follow the industry to measure operating performance.  Management uses this measure to assess operating results and performance of our business, perform analytical comparisons, identify strategies to improve performance and allocate resources to our business segments. While management considers Adjusted EBITDA to be an important measure of comparative operating performance, it should be considered in addition to, but not as a substitute for, net income and other measures of financial performance reported in accordance with US GAAP. Not all companies calculate Adjusted EBITDA in the same manner and the measure, as presented, may not be comparable to similarly-titled measures presented by other companies.

The following table includes the reconciliation of our consolidated U.S. GAAP net loss to our consolidated Adjusted EBITDA:

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2016	2015	2016	2015
Net loss	$(174)	$(546)	$(13,649)	$(11,176)
Loss from discontinued operations	1,179	1,791	2,252	3,388
Amortization of content	6,725	11,646	15,070	23,364
Cash investment in content	(7,145)	(9,256)	(17,061)	(18,052)
Depreciation and amortization	645	763	1,269	1,304
Interest expense	2,190	2,581	4,395	5,524
Provision for income tax	—	264	41	582
Transaction costs and restructuring	—	507	—	507
Change in fair value of stock warrants and other derivatives	(5,993)	(7,140)	2,184	(7,637)
Foreign currency exchange loss (gain)	827	(559)	824	282
Stock-based compensation	301	(40)	610	147
Basis-difference amortization in equity earnings of affiliate	128	137	256	272
Adjusted EBITDA	$(1,317)	$148	$(3,809)	$(1,495)